Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:

Melinda A. Janik

Chief Financial Officer

Tel: +1-585-598-0031

Mark Maring

Investor Relations

Tel: +1-585-598-6874

GateHouse Media Announces Third Quarter 2009 Results

Third Quarter 2009 Highlights

•	Total reported revenues were $144.9 million, a 15.0% decline compared to the prior year.

•	Total As Adjusted Revenues were $143.5 million, a decline of 14.9% on a same-store basis.

•	Reported operating costs and SG&A expense decreased $23.2 million or 16.3% from the prior year.

•	Reported net income was $2.0 million as compared to an $18.5 million net loss in the prior year.

•	As Adjusted EBITDA was $27.3 million, a 13.6% decline on a same-store basis.

•	Levered Free Cash Flow per share was $0.19, an increase of 11.8% versus $0.17 for the prior year.

FAIRPORT, N.Y., November 5, 2009 - GateHouse Media, Inc. (the “Company” or “GateHouse Media”) (OTC: GHSE) today reported financial results for the quarter ended September 30, 2009.

The Company reported total revenues of $144.9 million, a decline of 15.0% versus prior year. As Adjusted Revenues were $143.5 million for the quarter, down 14.9% on a same-store basis versus the prior year quarter. The decline in same-store revenue was driven primarily by the print classified and local advertising categories, which were down 28.5% and 13.7%, respectively. Both categories continue to be impacted by the recession. Circulation revenue declined 3.6% in the quarter on a same-store basis.

In the quarter, reported operating and SG&A costs declined by $23.2 million or 16.3%. Same-store expenses declined by 15.2%, driven by compensation expense which declined 14.3%. Expense declines in the quarter reflect permanent cost reduction initiatives implemented primarily in the first half of the year. In addition, declines in newsprint pricing and consumption resulted in a 37.8% reduction in newsprint expense. Although newsprint prices have begun to increase, the Company anticipates it will continue to benefit from moderate newsprint prices and consumption declines during the remainder of the year.

Reported operating income for the third quarter was $14.0 million, a 44.2% increase from $9.7 million in the prior year. As Adjusted EBITDA for the quarter was $27.3 million, which was down 13.6% on a same-store basis from the prior year. As Adjusted EBITDA performance is improving as the Company realizes the full benefit of permanent cost reduction initiatives.

Levered Free Cash Flow for the third quarter was $11.1 million or $0.19 per share. This represents an 11.8% increase from $0.17 in the prior year, driven by lower interest expense and capital expenditures. Interest expense for the quarter was $15.7 million, down $5.9 million or 27.1% as compared to the prior year. The decline in interest expense was due primarily to lower LIBOR rates.

Non-cash compensation expense for Restricted Stock Grants in the third quarter was $0.7 million.

One-time costs and other non-cash expenses in the quarter were $0.9 million, and related primarily to reorganization and expense control initiatives introduced to realize permanent expense savings.

Commenting on GateHouse Media’s results, Mike Reed, Chief Executive Officer, said, “While current economic conditions continue to present a challenging revenue environment, the permanent cost reduction initiatives we implemented this year resulted in higher EBITDA margins and increased levered free cash flow in the quarter.

“Revenue trends are showing signs of potential stabilization in terms of nominal dollars. Our total same-store revenue declined 14.9% in the third quarter, a slight improvement over 15.2% and 16.3% in the first and second quarters, respectively. September was our strongest month based on year-over-year revenue performance and we are encouraged that this trend may continue as we enter what has historically been our seasonally best quarter.

“Due to the cost initiatives put in place in the first half of the year, our As Adjusted EBITDA margin has improved each quarter, reaching 19.0% in the third quarter, compared to 16.6% and 6.7% in the first and second quarters, respectively. Solid As Adjusted EBITDA results, combined with lower interest expense and capital spending resulted in levered free cash flow of $0.19 per share in the third quarter compared to $0.16 per share in the second quarter and $0.17 last year.

“In addition to ongoing cost reduction initiatives, we continue to focus on strengthening our balance sheet, in particular, working capital and liquidity. During the third quarter, we were able to improve our short term liquidity position by retiring $16.0 million of short term debt at a discount.”

About GateHouse Media, Inc.

GateHouse Media, Inc., headquartered in Fairport, New York, is one of the largest publishers of locally based print and online media in the United States as measured by its 88 daily publications. GateHouse Media currently serves local audiences of more than 10 million per week across 21 states through hundreds of community publications and local websites. GateHouse Media is traded in the over-the-counter market under the symbol “GHSE.”

For more information regarding GateHouse Media and to be added to our email distribution list, please visit www.gatehousemedia.com.

Non-GAAP Financial Measures

A non-GAAP financial measure is generally defined as one that purports to measure historical or future financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable GAAP measure. GateHouse Media defines and uses Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow, non-GAAP financial measures, as set forth below. The Company strongly urges stockholders and other interested persons not to rely on any single financial measure to evaluate its business. In addition, because Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow are not measures of financial performance under GAAP and are susceptible to varying calculations, these non-GAAP measures, as presented in this press release, may differ from and may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow

The Company defines Adjusted EBITDA as income (loss) from continuing operations before interest, income tax expense (benefit), depreciation and amortization and other non-recurring or non-cash items. The Company defines As Adjusted EBITDA as Adjusted EBITDA before other non-cash items such as non-cash compensation and non-recurring integration and reorganization costs. The Company defines As Adjusted Revenues as total revenues plus revenues of discontinued operations less revenues from non-wholly owned subsidiaries. The Company defines Levered Free Cash Flow as As Adjusted EBITDA less capital expenditures, cash taxes and interest expense.

Management’s Use of Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow

Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow are not measurements of financial performance under GAAP and should not be considered in isolation or as alternatives to income from operations, net income (loss), cash flow from continuing operating activities or any other measure of performance or liquidity derived in accordance with GAAP. GateHouse Media’s management believes these non-GAAP measures, as defined above, are useful to investors for the following reasons:

-	Evaluating performance and identifying trends in day-to-day performance because the items excluded have little or no significance on its day-to-day operations;

-

Providing assessments of controllable expenses that afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieving optimal financial performance; and

-	Indicators for management to determine if adjustments to current spending decisions are needed.

Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow provide GateHouse Media with measures of financial performance, independent of items that are beyond the control of management in the short-term, such as depreciation and amortization, taxation and interest expense associated with its capital structure. These metrics measure GateHouse Media’s financial performance based on operational factors that management can impact in the short-term, namely the cost structure or expenses of the organization. Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow are some of the metrics used by senior management and the Board of Directors to review the financial performance of the business on a monthly basis. In addition, GateHouse Media’s management utilizes these metrics to evaluate the Company’s performance, along with other criteria, to determine the funds available for paying the quarterly dividend.

Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to various risks and uncertainties, including without limitation, statements relating to progress made by the Company in its integration efforts, growth in revenues and cash flow, on-line revenues, expense reduction efforts and potential acquisition and sale opportunities. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “would,” “project,” “predict,” “continue” or other similar words or expressions. Forward looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although the Company believes that the expectations reflected in such forward looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the condition of the economy and the credit markets generally, the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt, the Company’s ability to close on a timely basis upon announced or contemplated transactions, unexpected liabilities arising from any transaction or that the Company will not receive the expected benefits from the transaction, the Company’s limited operating history on a combined basis, the Company’s ability to generate sufficient cash flow to cover required interest, long-term obligations and dividends, the effect of the Company’s indebtedness and long-term obligations on its liquidity, the Company’s ability to effectively manage its growth, unforeseen costs associated with the acquisition of new properties, the Company’s ability to find suitably priced acquisitions, the Company’s ability to integrate acquired assets and businesses, any increases in the price or reduction in the availability of newsprint, seasonal and other fluctuations affecting the Company’s revenues and operating results, any declines in circulation, the Company’s ability to obtain additional capital on terms acceptable to it, the Company’s vulnerability to economic downturns, regulatory changes or acts of nature in certain geographic areas, increases in competition for skilled personnel, departure of key officers, increases in market interest rates, the cost and difficulty of complying with increasing and evolving regulation, and other risks detailed from time to time in the Company’s SEC reports, including but not limited to its most recent Annual Report on Form 10-K filed with the SEC under Commission File Number 001-33091. When considering forward- looking statements, readers should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are also cautioned not to place undue reliance on any of these forward-looking statements, which reflect management’s views as of the date of this press release. The factors discussed above and the other factors noted in the Company’s SEC filings could cause actual results to differ significantly from those contained in any forward-looking statement. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements and expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three months ended September 30, 2009		Three months ended September 30, 2008	Nine months ended September 30, 2009		Nine months ended September 30, 2008
Revenues:
Advertising	$100,901		$122,979	$302,996		$372,087
Circulation	35,750		37,666	106,746		109,200
Commercial printing and other	8,282		9,891	25,281		30,462

Total revenues	144,933		170,536	435,023		511,749
Operating costs and expenses:
Operating costs	80,678		95,625	254,811		286,695
Selling, general, and administrative	38,618		46,889	124,993		144,090
Depreciation and amortization	12,053		16,693	43,774		53,238
Integration and reorganization costs	199		1,505	1,431		5,632
Impairment of long-lived assets	-		118	206,089		102,635
(Gain) loss on sale of assets	(606)		4	(420)		210
Goodwill and mastheads impairment	-		-	275,310		333,554

Operating income (loss)	13,991		9,702	(470,965)		(414,305)
Interest expense	15,727		21,587	49,214		69,220
Amortization of deferred financing costs	340		340	1,020		1,504
Gain on early extinguishment of debt	(7,538)		-	(7,538)		-
Loss on derivative instrument	3,552		3,769	9,465		5,525
Other (income) expense	(210)		(41)	462		(5)

Income (loss) from continuing operations before income taxes	2,120		(15,953)	(523,588)		(490,549)
Income tax expense (benefit)	(6)		(207)	308		(13,523)

Income (loss) from continuing operations	2,126		(15,746)	(523,896)		(477,026)
Loss from discontinued operations, net of income taxes	(78	) (a)	(2,759)	(2,442	) (a)	(13,520)

Net income (loss)	$2,048		$(18,505)	$(526,338)		$(490,546)
Net loss attributable to noncontrolling interest	$114		$-	$336		$-

Net income (loss) attributable to GateHouse Media	$2,162		$(18,505)	$(526,002)		$(490,546)

Income (loss) per share:
Basic and diluted:
Income (loss) from continuing operations attributable to GateHouse Media	$0.04		$(0.28)	$(9.12)		$(8.36)
Loss from discontinued operations, attributable to GateHouse Media, net of income taxes	$-		(0.05)	$(0.04)		$(0.24)

Net income (loss) attributable to GateHouse Media	$0.04		$(0.33)	$(9.16)		$(8.60)

Dividends declared per share	$-		$-	$-		$0.20
Basic weighted average shares outstanding	57,478,622		57,110,077	57,380,638		57,034,723

Diluted weighted average shares outstanding	57,478,622		57,110,077	57,380,638		57,034,723

(a)	Included in income from discontinued operations, net of taxes are total revenues of $3 for the three months ended September 30, 2009 primarily related to Kansas City, KS on-line publication and $769 for the nine months ended September 30, 2009 primarily from Derby, KS, Charles City, IA, New Hampton, IA and Kansas City, KS on-line publication.

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

	September 30, 2009	December 31, 2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$12,513	$11,744
Accounts receivable, net of allowance for doubtful accounts of $4,356 and $6,024 at September 30, 2009 and December 31, 2008, respectively	63,472	75,274
Inventory	6,617	10,790
Prepaid expenses	4,750	4,576
Other current assets	3,789	3,808

Total current assets	91,141	106,192
Property, plant, and equipment, net of accumulated depreciation of $75,709 and $57,400 at September 30, 2009 and December 31, 2008, respectively	176,987	194,401
Goodwill	14,361	261,332
Intangible assets, net of accumulated amortization of $124,526 and $100,132 at September 30, 2009 and December 31, 2008, respectively	302,180	565,033
Deferred financing costs, net	6,035	7,055
Other assets	9,529	2,489
Long-term assets held for sale	1,433	13,119

Total assets	$601,666	$1,149,621

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Current portion of long-term liabilities	$2,589	$1,879
Short-term note payable	-	11,538
Short-term debt	9,000	17,000
Accounts payable	8,341	20,378
Accrued expenses	31,576	31,395
Accrued interest	3,182	7,895
Deferred revenue	28,680	28,444

Total current liabilities	83,368	118,529
Long-term liabilities:
Long-term debt	1,197,000	1,195,000
Long-term liabilities, less current portion	16,441	16,658
Derivative instruments	40,583	34,957
Pension and other postretirement benefit obligations	13,086	13,555

Total liabilities	1,350,478	1,378,699

Stockholders’ equity (deficit):
Common stock, $0.01 par value, 150,000,000 shares authorized at September 30, 2009; 58,313,868 and 58,213,868 shares issued, and 58,009,221 and 58,020,693 outstanding at September 30, 2009 and December 31, 2008, respectively	568	568
Additional paid-in capital	828,346	825,580
Accumulated other comprehensive loss	(47,765)	(51,604)
Accumulated deficit	(1,529,321)	(1,003,319)
Treasury stock, at cost, 204,647 and 193,175 shares at September 30, 2009 and December 31, 2008, respectively	(304)	(303)

Total GateHouse Media stockholders’ deficit	(748,476)	(229,078)
Noncontrolling Interest	(336)	-

Total stockholders’ deficit	(748,812)	(229,078)

Total liabilities and stockholders’ deficit	$601,666	$1,149,621

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Nine months ended September 30, 2009	Nine months ended September 30, 2008

Cash flows from operating activities:
Net loss	$(526,338)	$(490,546)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	43,843	54,845
Amortization of deferred financing costs	1,020	1,504
Loss on derivative instrument	9,465	5,525
Non-cash compensation expense	2,766	2,942
Deferred income taxes	-	(13,375)
(Gain) loss on sale of assets	(420)	210
Gain on early extinguishment of debt	(7,538)	-
Pension and other postretirement benefit obligations	(302)	(581)
Non-cash interest expense	-	618
Impairment of long-lived assets	208,459	111,932
Goodwill and masthead impairment	275,310	340,575
Changes in assets and liabilities, net of sales/acquisitions:
Accounts receivable, net	11,317	10,936
Inventory	4,136	(1,642)
Prepaid expenses	(218)	317
Other assets	(3,699)	(19)
Accounts payable	(12,037)	4,842
Accrued expenses	(140)	(3,006)
Accrued interest	(4,713)	(2,069)
Deferred revenue	391	(114)
Other long-term liabilities	638	(628)

Net cash provided by operating activities	1,940	22,266

Cash flows from investing activities:
Purchases of property, plant, and equipment	(1,964)	(7,541)
Proceeds from sale of publications and other assets	11,069	45,700
Acquisitions, net of cash acquired	(275)	(25,611)

Net cash provided by investing activities	8,830	12,548

Cash flows from financing activities:
Payment of debt issuance costs	-	(6)
Borrowings under term loans	-	19,505
Repayments under short-term debt	(6,000)	-
Repayments under short-term note payable	(4,000)	(19,517)
Borrowings under revolving credit facility	-	39,700
Repayments under revolving credit facility	-	(50,700)
Purchase of treasury stock	(1)	(67)
Payment of dividends	-	(34,731)
Issuance of subsidiary preferred stock	-	11,500
Payment of subsidiary preferred stock issuance costs	-	(176)

Net cash used in financing activities	(10,001)	(34,492)

Net increase in cash and cash equivalents	769	322
Cash and cash equivalents at beginning of period	11,744	12,096

Cash and cash equivalents at end of period	$12,513	$12,418

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

As Adjusted EBITDA

(In thousands)

	Three months ended September 30, 2009	Three months ended September 30, 2008	Nine months ended September 30, 2009	Nine months ended September 30, 2008

Income (loss) from continuing operations	$2,126	$(15,746)	$(523,896)	$(477,026)
Income tax expense (benefit)	(6)	(207)	308	(13,523)
Loss on derivative instrument (1)	3,552	3,769	9,465	5,525
Gain on early extinguishment of debt	(7,538)	-	(7,538)	-
Amortization of deferred financing costs	340	340	1,020	1,504
Write-off of financing costs	-	-	743	-
Interest expense	15,727	21,587	49,214	69,220
Impairment of long-lived assets	-	118	206,089	102,635
Depreciation and amortization	12,053	16,693	43,774	53,238
Goodwill and masthead impairment	-	-	275,310	333,554

Adjusted EBITDA from continuing operations	26,254	26,554	54,489	75,127
Non-cash compensation and other expense	1,672	3,323	6,492	14,070
Non-cash portion of postretirement benefits expense	(149)	119	(302)	1,012
Integration and reorganization costs	199	1,505	1,431	5,632
(Gain) loss on sale of assets	(602)	4	(368)	210
Income (loss) from discontinued operations	(39)	1,166	7	4,678

As Adjusted EBITDA	27,335	32,671	61,749	100,729
Net capital expenditures	(400)	(1,633)	(1,964)	(7,422)
Cash taxes	(329)	202	(566)	146
Interest paid	(15,478)	(21,456)	(52,922)	(69,089)

Levered Free Cash Flow	$11,128	$9,784	$6,297	$24,364

(1)	Non-cash loss on derivative instruments is related to interest rate swap agreements which are financing related and are excluded from Adjusted EBITDA.

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

As Adjusted Revenues

(In thousands)

	Three months ended September 30, 2009	Three months ended September 30, 2008	Nine months ended September 30, 2009	Nine months ended September 30, 2008

Total revenues from continuing operations	$144,933	$170,536	$435,023	$511,749
Revenues from discontinued operations	3	2,989	769	18,125
Revenues from non-wholly owned subsidiary	(1,433)	(2,099)	(2,947)	(2,730)

As Adjusted Revenues	$143,503	$171,426	$432,845	$527,144